Clean  Diesel  Technologies,  Inc.
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300 ATLANTIC STREET, SUITE 702, STAMFORD, CT 06901-2522 TEL: (203) 327-7050
                                                        FAX: (203) 323-0461



NEWS RELEASE FORAUGUST 8, 2005 AT 2:30 AM EST AND 7:30 AM GMT
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Contact: ALLEN & CARON IN                    or           CLEAN DIESEL TECHNOLOGIES, INC.
         Jesse E. Deal (US investors)                     James M. Valentine, President
         (212) 691-8087; jesse@allencaron.com             (203)-327-7050; jvalentine@cdti.com
         Len Hall (US media)                              David W. Whitwell, CFO
         (949) 474-4300; len@allencaron.com               (203) 327-7050; dwhitwell@cdti.com

     ABCHURCH COMMUNICATIONS
         Heather Salmond (UK investors) +44 (0)20 7398 7700 heather.salmond@abchurch-group.com
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 DR. WALTER COPAN APPOINTED VICE PRESIDENT AND CHIEF TECHNOLOGY OFFICER OF CLEAN
                            DIESEL TECHNOLOGIES, INC.

     STAMFORD, CT (AUGUST 8, 2005)   Clean Diesel Technologies, Inc. (CDT)
(EBB:CDTI & AIM:CDT/CDTS) a developer of chemical and technological solutions to reduce harmful engine emissions, announced today that effective August 3, 2005, Walter Copan, Ph.D., has been appointed Vice President and Chief Technology Officer.

     "Hiring a proven leader like Dr. Copan is an important step for the growth of CDT as a technology company," said Bernhard Steiner, CEO. "Dr. Copan is an excellent addition to the Clean Diesel team as he brings strong environmental and chemical experience to the Company."

     Most  recently  Dr.  Copan  was  Principal  Licensing Executive, Technology
Transfer, for the U.S. Department of Energy's National Renewable Energy Laboratory (NREL) based in Golden, CO. NREL is the DOE's premier laboratory for energy efficiency and renewable energy research. At NREL, Dr. Copan was responsible for commercialization of clean energy, energy efficiency and related technologies, through partnerships with industry, academia, and government.

     Prior to joining NREL, Dr. Copan was Managing Director, Technology Transfer and Licensing for The Lubrizol Corporation. Previous assignments in Dr. Copan's 28 year career with Lubrizol include a variety of leadership roles in research, development and engineering, product development, strategy, international business development and new ventures. He also headed Lubrizol Petroleum Chemicals Technology based in the U.K., with responsibility for product development, program management and technical service for Europe, the Middle East, Africa and the Former Soviet Union.

     Commenting on his appointment, Dr. Copan said: "It is a pleasure to be joining Clean Diesel and to work with the Company's partners to bring proven technologies for energy efficiency, environment protection and renewable fuels to the global transportation and distributed power markets. I have been privileged to make an impact for NREL and the U.S. DOE during recent times of heightened focus on energy security, climate change and the environment, and I look forward to applying this experience in my new role."

                                 MORE-MORE-MORE


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COPAN APPOINTED VP AND CTO OF CLEAN DIESEL TECHNOLOGIES, INC
Page 2-2-2

     Copan received his Ph.D. in Physical Chemistry from Case Western Reserve University, and his undergraduate degrees from CWRU are in chemistry and music. He is member of the Board of the Licensing Executives Society (LES) and also serves as member of the National Advisory Council to the U.S. Federal Laboratory Consortium.

About Clean Diesel Technologies, Inc.
-------------------------------------
     Clean Diesel Technologies, Inc. and its UK representative office, Clean Diesel International LLC, is a developer of chemical and technological solutions to reduce harmful engine emissions. Clean Diesel Technologies has patented products that reduce emissions from combustion engines while simultaneously improving fuel economy and power. Products include Platinum Plus(R) fuel borne catalysts, the Platinum Plus Purifier System and the ARIS(R) 2000 urea injection systems for selective catalytic reduction of NOx. Platinum Plus and ARIS are registered trademarks of Clean Diesel Technologies, Inc. For more information, visit CDT at www.cdti.com or contact the Company directly.

     Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the Company's filings with the Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.